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                                                                 EXHIBIT m(2)(e)

                                 AMENDMENT NO. 4
                       TO THE SECOND AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                                 AIM FUNDS GROUP

                                (CLASS B SHARES)
                            (SECURITIZATION FEATURE)

The Second Amended and Restated Master Distribution Plan (the "Plan"), dated as of June 30, 1997, pursuant to Rule 12b-1 of AIM Funds Group, a Delaware business trust, is hereby amended as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            MASTER DISTRIBUTION PLAN
                                       OF
                                 AIM FUNDS GROUP

                                (CLASS B SHARES)
                               (DISTRIBUTION FEE)

                                                                                                     MAXIMUM
                                                     ASSET-BASED               SERVICE              AGGREGATE
          FUND                                      SALES CHARGE                 FEE                   FEE
          ----                                      ------------               -------              --------
AIM Balanced Fund                                       0.75%                   0.25%                 1.00%

AIM European Small Company Fund                         0.75%                   0.25%                 1.00%

AIM Global Utilities Fund                               0.75%                   0.25%                 1.00%

AIM International Emerging Growth Fund                  0.75%                   0.25%                 1.00%

AIM New Technology Fund                                 0.75%                   0.25%                 1.00%

AIM Select Growth Fund                                  0.75%                   0.25%                 1.00%

AIM Small Cap Equity Fund                               0.75%                   0.25%                 1.00%

AIM Value Fund                                          0.75%                   0.25%                 1.00%

AIM Value II Fund                                       0.75%                   0.25%                 1.00%

AIM Worldwide Spectrum Fund                             0.75%                   0.25%                 1.00%"

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:  December 27, 2000

                                              AIM FUNDS GROUP
                                              (on behalf of its Class B Shares)


Attest: /s/ RENEE A. FRIEDLI                  By: /s/ ROBERT H. GRAHAM
        --------------------------                ----------------------------
        Assistant Secretary                           Robert H. Graham
                                                      President


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